CONTACT:           William Koziel
(847) 597-8800

Così, Inc. Reports 2011 Fourth Quarter and Full Year Results

DEERFIELD, IL – March 29, 2012 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported a net loss for the fourth quarter ended January 2, 2012 of $(2,274,000), or $(0.04) per basic and diluted common share, compared with a net loss of $(2,784,000), or $(0.05) per basic and diluted common share in the fourth quarter of 2010.

Così’s total revenues for the 2011 fourth quarter increased 3.3% to $26,193,000 from $25,355,000 in the 2010 fourth quarter.  The 2011 fourth quarter included one extra week of revenues versus the 2010 fourth quarter. Company-owned restaurant net sales increased by 2.8% in the fourth quarter to $25,334,000, compared to $24,632,000 in the previous year’s quarter largely due to net sales of $1,375,000 from the one additional week of sales in 2011 and a 0.9% increase in comparable store net sales partially offset by a decline in sales from restaurants closed subsequent to the fourth quarter of 2010.  Franchise fees and royalty revenues for the 2011 fourth quarter contributed $859,000 compared to $723,000 in the 2010 fourth quarter.  The year over year fourth quarter increase in franchise fees and royalties was largely due to royalties associated with the additional week of sales in the 2011 fourth quarter, a 5.3% increase in comparable sales for the fourth quarter and a fee related to the termination of a franchise agreement during the 2011 fourth quarter.

System-wide comparable restaurant sales, assuming a 13 week quarter as measured for restaurants in operation for more than 15 months, recorded an aggregate 2.6% increase compared to the fourth quarter of 2010.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended
December 26, 2011
Company-owned	0.9%
Franchise-operated	5.3%
Total System	2.6%

For the fiscal year ended January 2, 2012 Così reported a net loss of $(6,539,000) or $(0.13) per basic and diluted common share, compared with fiscal 2010, when Così’s net loss was $(3,141,000), or $(0.06) per basic and diluted common share.  The results for fiscal 2010 included a one-time gain of $5,100,000 or $0.10 per basic and diluted common share related to the sale of 13 Company-owned restaurants in Washington D.C. to a franchisee.  Excluding the one-time gain, the net loss for fiscal 2011 improved by $1,702,000 as compared to fiscal 2010.

Così’s total revenues for fiscal 2011 decreased 6.9% to $102,135,000 from $109,699,000 in fiscal 2010.  Fiscal 2011 included one extra week of revenues versus fiscal 2010. Company-owned net restaurant sales declined 7.2% in fiscal 2011 to $98,920,000, compared to $106,636,000 in fiscal 2010 due primarily to a decline in net sales related to restaurants closed during and subsequent to fiscal 2010 and the sale of 13 Company-owned restaurants to a franchisee in the second quarter of 2010 partially offset by the additional week of sales in 2011 and a comparable 52 week net sales increase of 0.3%.  Franchise fees and royalty revenues for fiscal 2011 contributed $3,215,000 compared to $3,063,000 in fiscal 2010.  The year over year increase in franchise fees and royalties was largely the result of higher royalties associated with the 13 restaurants sold to a franchisee during 2010 and royalties associated with the additional week of sales in 2011 partially offset by higher fees recognized from terminated franchise agreements during 2010.

System-wide comparable restaurant sales for fiscal 2011, assuming a 52 week year as measured for restaurants in operation for more than 15 months, recorded an aggregate 0.2% increase compared to fiscal 2010.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 52 weeks ended
December 26, 2011
Company-owned	0.3%
Franchise-operated	0.0%
Total System	0.2%

"These results for 2011 reflect a continued improvement in operating margins combined with an improving trend in system-wide comparable sales.”  Carin Stutz, Così's President and Chief Executive Officer, said, “My confidence to capitalize on unlocking the long term potential of the Così brand is now stronger than ever as we now focus on driving sales and traffic while simplifying the guest experience, working to improve our operating margins and examining ways to further reduce administrative costs.”

Cosi also reported that with one week remaining in the 2012 first quarter, system-wide comparable sales increased by almost 5.0% when compared on a like calendar week basis to the prior year.  On a fiscal reporting basis, the 2012 first quarter system-wide comparable sales increase is expected to be slightly higher than the calendar week comparison based on a year over year holiday week shift that occurred at the beginning of the quarter.

2011 Fourth Quarter and Full Year Financial Performance Review

For the fourth quarter, Così reported a 140 basis point decrease in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the fourth quarter of 2010. The change resulted from decreases of 130 and 40 basis points, as a percentage of restaurant net sales, in occupancy and other restaurant operating expenses and labor and related benefits, respectively, partially offset by a 30 basis point increase in cost of food and beverage due primarily to commodity cost pressures. The decrease in labor and related benefits was largely due to better deployment of labor during peak and non-peak hours of operations and the favorable impact on labor of a price increase taken during 2011.  The decrease in occupancy and other restaurant operating expenses was due primarily to the impact of the additional week of sales on the fixed portion of these costs during the period as well as lower utility costs as compared to the 2010 fourth quarter.

During the 2011 fourth quarter, the Company reported general and administrative expenses of $4,065,000 or 15.5% of total revenues as compared to $3,584,000 or 14.1% for the 2010 fourth quarter.  The increase in 2011 expense as a percentage of total revenues as compared to 2010 was due primarily to higher legal fees and certain settlement-related costs as well as professional and board fees related to the chief executive officer search and certain other shareholder activities.

For the full year 2011, the 7.2% decrease in Company-owned restaurant net sales as compared to fiscal 2010 was due primarily to the closing of six under-performing restaurants during and subsequent to fiscal 2010 as well as the impact of the sale of thirteen Company-owned restaurants to a franchisee during the second quarter of 2010 which was partially offset by a 0.3% increase in Company-owned 52 week comparable sales and an additional week of sales in 2011. The Company-owned comparable sales increase of 0.3% was comprised of a 1.2% increase in average guest check partially offset by a 0.9% decrease in traffic.

For 2011, Così reported a 100 basis point decrease in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with 2010. The change resulted from decreases of 120 and 20 basis points, as a percentage of restaurant net sales, in labor and related benefits and occupancy and other restaurant operating expenses, respectively, partially offset by a 40 basis point increase in cost of food and beverage largely due to an increase in commodity costs.

During fiscal 2011, general and administrative expenses increased by $132,000 to $13,824,000 from $13,692,000 due primarily to higher legal fees and certain settlement-related costs as well as professional and board fees related to the chief executive officer search and certain other shareholder activities.  As a percentage of total revenues, general and administrative expenses increased to 13.5% in fiscal 2011 as compared to 12.5% in 2010.

Così reported that as of January 2, 2012 it had cash and cash equivalents of $7,222,000 and virtually no debt other than lease obligations.

Development Performance
Così ended fiscal 2011 with a total of 136 locations consisting of 80 Company-owned locations and 56 franchised locations.  During the 2011 fourth quarter, two franchise locations were closed, one in Illinois and one in Massachusetts

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 80 Company-owned and 56 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of January 2, 2012 and December 27, 2010
(dollars in thousands)

	January, 2 2012	December 27, 2010
Assets
Current assets:
Cash and cash equivalents	$7,222	$10,307
Accounts receivable, net	598	697
Notes receivable, current portion	448	506
Inventories	717	744
Prepaid expenses and other current assets	1,480	1,639
Total current assets	10,465	13,893

Furniture and fixtures, equipment and leasehold improvements, net	12,359	15,009
Notes receivable, net of current portion	762	1,195
Other assets	1,119	1,254
Total assets	$24,705	$31,351

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,717	$2,992
Accrued expenses	9,733	9,237
Deferred franchise revenue	61	61
Current portion of other long-term liabilities	195	545
Total current liabilities	13,706	12,835

Deferred franchise revenue	2,098	2,238
Other long-term liabilities, net of current portion	3,383	4,592
Total liabilities	19,187	19,665

Commitments and contingencies

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
52,967,365 and 51,682,891 shares issued, respectively	530	517
Additional paid-in capital	283,746	283,388
Treasury stock, 239,543 shares at cost	(1,198)	(1,198)
Accumulated deficit	(277,560)	(271,021)
Total stockholders' equity	5,518	11,686
Total liabilities and stockholders' equity	$24,705	$31,351

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc
Consolidated Statements of Operations
For the Three and Twelve Months Ended January 2, 2012 and December 27, 2010
(dollars in thousands, except per share data)

	14 weeks ended	13 weeks ended	53 weeks ended	52 weeks ended
	January, 2 2012	December 27, 2010	January, 2 2012	December 27, 2010

Revenues:
Restaurant net sales	$25,334	$24,632	$98,920	$106,636
Franchise fees and royalties	859	723	3,215	3,063
Total revenues	26,193	25,355	102,135	109,699

Costs and expenses:
Cost of food and beverage	5,889	5,636	22,902	24,366
Restaurant labor and related benefits	9,354	9,182	36,068	40,161
Occupancy and other restaurant operating expenses	7,877	7,972	31,330	33,977
	23,120	22,790	90,300	98,504
General and administrative expenses	4,065	3,584	13,824	13,692
Depreciation and amortization	1,050	1,101	4,230	4,773
Provision for losses on asset impairments
and disposals	232	511	431	732
Closed store costs	6	53	61	152
Lease termination expense, net	7	39	22	203
Gain on sale of assets	-	61	(149)	(5,205)
Total costs and expenses	28,480	28,139	108,719	112,851
Operating loss	(2,287)	(2,784)	(6,584)	(3,152)
Other income (expense):
Interest income	-	-	-	1
Interest expense	-	-	(1)	(4)
Other income	13	-	46	14
Total other income	13	-	45	11

Net loss	$(2,274)	$(2,784)	$(6,539)	$(3,141)

Per Share Data:
Loss per share, basic and diluted	$(0.04)	$(0.05)	$(0.13)	$(0.06)

Weighted average common shares outstanding	51,433,648	51,233,243	51,368,499	50,638,031

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc.
Results of Operations as a Percentage of Revenue
For the Three and Twelve Months Ended January 2, 2012 and December 27, 2010

	14 weeks ended		13 weeks ended		53 weeks ended		52 weeks ended
	January, 2 2012		December 27, 2010		January, 2 2012		December 27, 2010

Revenues:
Restaurant net sales	96.7%		97.1%		96.9%		97.2%
Franchise fees and royalties	3.3		2.9		3.1		2.8
Total revenues	100.0		100.0		100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	23.2		22.9		23.2		22.8
Restaurant labor and related benefits (1)	36.9		37.3		36.5		37.7
Occupancy and other restaurant operating expenses (1)	31.1		32.4		31.7		31.9
	91.2		92.6		91.4		92.4
General and administrative expenses:	15.5		14.1		13.5		12.5
Depreciation and amortization	4.0		4.3		4.1		4.4
Provision for losses on asset impairments and disposals	0.9		1.7		0.4		0.7
Closed store costs	-		0.5		0.1		0.1
Lease termination expense, net	-		0.2		-		0.2
Gain on sale of assets	-		0.2		(0.1)		(4.7)
Total costs and expenses	108.7		111.0		106.4		102.9
Operating loss	(8.7)		(11.0)		(6.4)		(2.9)

Net loss	(8.7	) %	(11.0	) %	(6.4	) %	(2.9	) %

(1) Expressed as a pecentage of restaurant net sales versus all other items expressed as a percentage of total revenue

Cosi, Inc.
System-wide Number of Restaurants

	Fiscal Year
	2011			2010			2009
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	83	59	142	99	46	145	101	50	151
Company-owned sold to franchisee	-	-	-	13	13	-	-	-	-
New restaurants opened	-	-	0	-	2	2	2	6	8
Restaurants permanently closed	3	3	6	3	2	5	4	10	14
Restaurants at end of period	80	56	136	83	59	142	99	46	145